Exhibit 99.1

Ironclad Performance Wear Reports Third Quarter 2012 Financial Results

Third Quarter Revenue up 22% Sequentially to $5.55 Million, Maintaining Momentum for a Strong Second Half 2012

LOS ANGELES, CA – November 7, 2012 – Ironclad Performance Wear Corporation (ICPW.OB), the recognized leader in high-performance task-specific gloves, reported financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Financial Results
Net sales for the third quarter totaled $5.55 million, increasing 22.0% from $4.55 million in the previous quarter and lower by 2.8% compared to $5.71 million in the third quarter of 2011.  The marginal decline from the year-ago quarter was primarily due to the company’s decision not to participate in a “Big Box” retailer promotion this year that involved unacceptably low margins. Net sales was also affected by the timing of certain sales orders which were originally expected to ship in the third quarter, but were pushed into the current fourth quarter of this year.

Gross profit increased 3% to $2.22 million, or 40.0% of net sales, compared to $2.16 million, or 37.8% of net sales in the third quarter of 2011.

Operating expenses as a percent of net sales increased to 34.4%, or $1.91 million, compared to 27.4% of net sales, or $1.56 million, during the same period last year.  This increase was primarily caused by higher personnel costs; legal fees – primarily to defend against minority shareholder actions; outside third-party services for warehousing, logistics and quality control; and research & development certification testing expenses.

Income from operations was $314,133, compared to $592,313 during the same period in 2011. Net income was $256,044 in the third quarter 2012, compared to $543,918 during the same period last year.

“Third quarter performance was significantly impacted by our decision not to participate in a ‘Big Box’ retailer promotion and the timing of certain orders,” said Scott Jarus, Chairman and CEO of Ironclad. “It’s also important to note that Ironclad’s focus on margin during the quarter is demonstrated by the nearly 3% increase in gross profit.  For the first nine months of 2012, our net sales were up 12.6% and gross profit was up by 12.4% versus the same year-ago period.”

Guidance for 2012
“We have good visibility going into the fourth quarter, our historically strongest quarter.  The pipeline of orders expected or already received for delivery in the fourth quarter and our current production capacity, coupled with our year-to-date performance, gives us confidence that we will see solid year-over-year and sequential quarterly revenue growth that enables us to meet our established guidance range for the full year,” said Mr. Jarus.

Management reiterates its previous financial guidance for the full-year of 2012.  Therefore, the company expects 2012 net sales to increase 15%-20% to $24.6 million to $25.7 million.  EBITDA +ASC718 (a non-GAAP term the company defines as earnings before interest, taxes, depreciation, amortization and ASC 718 non-cash stock option expense), is expected to be between $2.0 million to $2.4 million, representing an increase of 19%-42% from 2011. Earnings per share are expected to increase marginally.

This expectation is based solely upon the outlook for organic growth, and does not contemplate acquisition opportunities which, if identified and concluded, would be expected to be accretive to net sales and net income.

Mr. Jarus concluded: “Our financial results to-date demonstrate the company’s ability to leverage the Ironclad brand and apply our expertise to produce innovative products for growth and profitability. Such innovation includes our new Mechanic glove designed specifically for auto mechanics and technicians, and our new TouchScreen performance work glove designed to keep hard working men and women protected and connected. Also during the third quarter, we introduced the newest member to the KONG glove family, the Cut Resistant KONG designed for the particular hazardous conditions found on an oil and gas platform.  Given the increasing strength of our business and product line, we are very optimistic about our performance in the fourth quarter and how it will set the stage for a successful 2013.”

Conference Call
Ironclad will hold a conference call to discuss third quarter 2012 financial results today, Wednesday, November 7, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).

Ironclad’s Chairman and CEO, Scott Jarus, and Senior Vice President of Finance, Thomas Kreig, will host the presentation, followed by a question and answer period. They will be joined by the Company’s founder & head of Business Development, Ed Jaeger; Vice President of Sales & Marketing, Fred Castro; and Director of Marketing, Shawn Norfolk.

Date: Wednesday, November 7, 2012
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Domestic Dial-In Number: (877) 941-2321
International Dial-In Number: (480) 629-9666
Conference ID Number: 4574135

The conference call will be broadcast simultaneously and available for replay here and via the investor section of the Company's Website at www.ironclad.com.

A telephone replay of the call will be available after 7:30 p.m. Eastern Time on the same day and until midnight on November 21, 2012.

Domestic Replay Number: (877) 870-5176
International Replay Number: (858) 384-5517
Replay ID Number: 4574135

About Ironclad Performance Wear Corporation
Ironclad Performance Wear is an aspirational brand leader in technical, task-specific, performance work gloves, having created the performance work glove category in 1998. The company continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for numerous industries, including oil & gas exploration, automotive and construction, as well as police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, auto parts stores and sporting goods retailers nationwide, and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit www.ironclad.com.

Contacts
Scott Jarus, CEO
scottj@ironclad.com
(310) 643-7800 x120

Justin Vaicek
Liolios Group, Inc.
ICPW@liolios.com
(949) 574-3860

Information about Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding guidance about and achievement of financial goals and exceptional performance for 2012, increasing interest and sales of Ironclad’s products, market opportunities presented by new products and/or customers and Ironclad’s profitability in 2012. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About the Use of Non-GAAP Financial Measures
This release contains disclosure and forward-looking statements regarding the non-GAAP financial measure “EBITDA”, which the company defines as Earnings Before Interest, Taxes, Depreciation, Amortization and ASC 718 stock option expense. The company believes that use of EBITDA+ASC718 as a supplemental measure of performance improves the transparency of the company’s disclosures and forward-looking statements.  This non-GAAP financial measure is not a substitute for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Ironclad Performance Wear Corp.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$1,116,879	$1,060,125
Accounts receivable (net of allowance for doubtful accounts of $44,000 and $37,000)	2,526,253	798,004
Due from factor	876,777	2,462,973
Inventory net of reserve of $430,000 and $460,000	5,430,946	4,449,315
Deposits on Inventory	1,363,624	467,063
Prepaid and other	443,098	265,652
Total Current Assets	11,757,577	9,503,132

Property and Equipment
Computer equipment and software	536,784	486,066
Vehicles	43,680	43,680
Office equipment and furniture	187,893	162,871
Leasehold improvements	43,589	43,589
Less: accumulated depreciation	(528,258)	(416,672)
Total Property and Equipment, net	283,688	319,534

Other Assets
Trademarks and patents (net of accumulated amortization of $38,166 and $31,915)	132,501	131,412
Deposits	11,354	11,354
Total Other Assets	143,855	142,766

Total Assets	$12,185,120	$9,965,432

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$4,142,838	$2,560,504
Line of credit	1,481,104	1,661,220
Total current liabilities	5,623,942	4,221,724

Total Liabilities	5,623,942	4,221,724

Stockholder's Equity
Common stock, $.001 par value; 172,744,750 shares authorized; 76,397,149 and 74,550,754 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	76,397	74,551
Additional paid in capital	18,832,174	18,538,563
Accumulated deficit	(12,347,393)	(12,869,406)
Total Stockholders' Equity	6,561,178	5,743,708

Total Liabilities & Stockholders' Equity	$12,185,120	$9,965,432

Ironclad Performance Wear Corp.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

REVENUES
Net sales	$5,546,484	$5,705,619	$15,440,944	$13,718,607

COST OF SALES
Cost of sales	3,326,592	3,549,753	9,483,024	8,416,290

GROSS PROFIT	2,219,892	2,155,866	5,957,920	5,302,317

OPERATING EXPENSES
General and administrative	807,899	588,555	2,164,812	1,770,816
Sales and marketing	632,108	614,677	1,918,417	1,862,102
Research and development	126,656	96,963	382,817	248,955
Purchasing, warehousing and distribution	300,049	228,008	804,587	618,850
Depreciation and amortization	39,047	35,350	117,836	98,818

Total Operating Expenses	1,905,759	1,563,553	5,388,469	4,599,541

INCOME FROM OPERATIONS	314,133	592,313	569,451	702,776

OTHER INCOME (EXPENSE)
Interest expense	(13,746)	(17,110)	(27,711)	(62,116)
Interest income	925	15	21,386	39
Other income (expense), net	(6,268)	700	75,887	700
Loss on disposition of equipment	-	-	-	(1,138)

Total Other Income (Expense)	(19,089)	(16,395)	69,562	(62,515)

NET INCOME BEFORE INCOME TAXES	295,044	575,918	639,013	640,261

PROVISION FOR INCOME TAXES	39,000	32,000	117,000	123,950

NET INCOME	$256,044	$543,918	$522,013	$516,311

NET INCOME PER COMMON SHARE
Basic	$0.00	$0.01	$0.01	$0.01
Diluted	$0.00	$0.01	$0.01	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	76,361,506	73,505,890	75,902,295	73,321,543
Diluted	86,173,107	84,183,290	85,713,896	83,998,941